UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2010
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (626) 304-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.2
EX-5.1

Item 1.01     Entry into a Material Definitive Agreement.
On April 8, 2010, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, with respect to a registered public offering of $250,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2020 (the “Notes”). The closing of the sale of the Notes occurred on April 13, 2010. The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $247,600,000 and are being used to repay a portion of the indebtedness outstanding under the term loan credit facility of one of the Company’s wholly-owned subsidiaries.
The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-147369).
The Notes are being issued pursuant to an indenture, dated as of November 20, 2007, as supplemented by a supplemental indenture, dated as of April 13, 2010 (as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes will bear interest at a rate of 5.375% per year, payable semiannually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2010. The Notes will mature on April 15, 2020. The Company may redeem some or all of the Notes at any time, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date and an applicable make-whole amount as described in the Indenture. If a change of control triggering event as described in the Indenture occurs, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date.
The Notes will be the Company’s unsecured and unsubordinated obligations. The Notes will rank equal in right of payment to all of the Company’s existing and future subordinated indebtedness; senior in right of payment to all of the Company’s existing and future subordinated indebtedness; effectively junior to all of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all future indebtedness and other liabilities of the Company’s subsidiaries. A copy of the Indenture is attached hereto and is hereby filed. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and Notes, respectively.
Attached hereto as exhibits are the agreements and opinions relating to the offering. The exhibits are expressly incorporated into the Registration Statement on Form S-3, and any related amendments thereto, filed by the Company on November 14, 2007.
Item 2.03     Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The disclosures in Item 1.01 above are incorporated in this section by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title
1.1	Underwriting Agreement dated April 8, 2010, between the Company and the Underwriters named therein.

4.1	Indenture between the Company and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Second Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of April 13, 2010.

4.3	Form of 5.375% Senior Notes due 2020 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2010	AVERY DENNISON CORPORATION
	By:	/s/ Karyn E. Rodriguez
		Name:	Karyn E. Rodriguez
		Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
1.1	Underwriting Agreement dated April 8, 2010, between the Company and the Underwriters named therein.

4.1	Indenture between the Company and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Second Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of April 13, 2010.

4.3	Form of 5.375% Senior Notes due 2020 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).